Schedule I

As of May 1, 2015

TRUST	FUNDS
Columbia Funds Series Trust	Columbia AMT-Free California Intermediate Muni Bond Fund
Columbia AMT-Free Georgia Intermediate Muni Bond Fund
Columbia AMT-Free Maryland Intermediate Muni Bond Fund
Columbia AMT-Free North Carolina Intermediate Muni Bond Fund
Columbia AMT-Free South Carolina Intermediate Muni Bond Fund
Columbia AMT-Free Virginia Intermediate Muni Bond Fund
Columbia Capital Allocation Moderate Aggressive Portfolio
Columbia Capital Allocation Moderate Conservative Portfolio
Columbia Convertible Securities Fund
Columbia International Opportunities Fund
Columbia International Value Fund
Columbia Large Cap Enhanced Core Fund
Columbia Large Cap Index Fund
Columbia LifeGoal® Growth Portfolio
Columbia Marsico 21st Century Fund
Columbia Marsico Focused Equities Fund
Columbia Marsico Global Fund
Columbia Marsico Growth Fund
Columbia Mid Cap Index Fund
Columbia Mid Cap Value Fund
Columbia Overseas Value Fund
Columbia Select International Equity
Columbia Select Large Cap Equity Fund
Columbia Short Term Bond Fund
Columbia Short Term Municipal Bond Fund
Columbia Small Cap Index Fund
Columbia Small Cap Value Fund II